EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: Sajid Daudi -- Head of Investor Relations..... (480) 792-7385

MICROCHIP TECHNOLOGY ANNOUNCES FINANCIAL RESULTS FOR
SECOND QUARTER OF FISCAL YEAR 2025

•Net sales of $1.164 billion, down 6.2% sequentially and down 48.4% from the year ago quarter. The midpoint of our guidance provided on August 1, 2024 was net sales of $1.150 billion.
•Revenue, gross profit and non-GAAP gross profit were positively impacted by a $13.3 million legal settlement. This settlement also positively impacted GAAP and non-GAAP EPS by $0.02 per diluted share.
•On a GAAP basis: gross profit of 57.4%; operating income of $146.6 million and 12.6% of net sales; net income of $78.4 million; and EPS of $0.14 per diluted share. Our guidance provided on August 1, 2024 was for GAAP EPS of $0.10 to $0.14 per diluted share.
•On a Non-GAAP basis: gross profit of 59.5%; operating income of $340.8 million and 29.3% of net sales; net income of $250.2 million; and EPS of $0.46 per diluted share. Our guidance provided on August 1, 2024 was for Non-GAAP EPS of $0.40 to $0.46 per diluted share.
•Returned approximately $261.0 million to stockholders in the September quarter through dividends of $243.7 million and the repurchase of $17.3 million, or 0.2 million shares of our common stock, at an average price of $76.86 per share under our previously announced $4.0 billion stock buyback program. Cumulatively repurchased $2.444 billion, or 31.4 million shares, over the last twelve quarters.
•Record quarterly dividend declared today for the December quarter of 45.5 cents per share, an increase of 3.6% from the year ago quarter.

CHANDLER, Arizona - November 5, 2024 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of smart, connected, and secure embedded control solutions, today reported results for the three months ended September 30, 2024, as summarized in the table below.
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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200

Microchip Technology Reports
Second Quarter Fiscal 2025
Financial Results

	Three Months Ended September 30, 2024(1)
Net sales	$1,163.8
	GAAP	%	Non-GAAP(2)%
Gross profit	$668.5	57.4%	$692.9	59.5%
Operating income	$146.6	12.6%	$340.8	29.3%
Other expense	$(55.1)		$(53.3)
Income tax provision	$13.1		$37.3
Net income	$78.4	6.7%	$250.2	21.5%
Net income per diluted share	$0.14		$0.46
(1) In millions, except per share amounts and percentages of net sales.
(2) See the "Use of Non-GAAP Financial Measures" section of this release.

Net sales for the second quarter of fiscal 2025 were $1.164 billion, down 48.4% from net sales of $2.254 billion in the prior year's second fiscal quarter.

GAAP net income for the second quarter of fiscal 2025 was $78.4 million, or $0.14 per diluted share, down from GAAP net income of $666.6 million, or $1.21 per diluted share, in the prior year's second fiscal quarter. For the second quarters of fiscal 2025 and fiscal 2024, GAAP net income was adversely impacted by amortization of acquired intangible assets associated with our previous acquisitions.

Non-GAAP net income for the second quarter of fiscal 2025 was $250.2 million, or $0.46 per diluted share, down from non-GAAP net income of $889.3 million, or $1.62 per diluted share, in the prior year's second fiscal quarter. For the second quarters of fiscal 2025 and fiscal 2024, our non-GAAP results exclude the effect of share-based compensation, cybersecurity incident expenses, other manufacturing adjustments, expenses related to our acquisition activities (including intangible asset amortization, severance, and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, and losses on the settlement of debt. For the second quarters of fiscal 2025 and fiscal 2024, our non-GAAP income tax expense is presented based on projected cash taxes for the applicable fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip announced today that its Board of Directors declared a record quarterly cash dividend on its common stock of 45.5 cents per share, up 3.6% from the year ago quarter. The quarterly dividend is payable on December 6, 2024 to stockholders of record on November 22, 2024.

"Our September quarter results were consistent with our guidance, as we continued to navigate through an inventory correction that’s occurring in the midst of macro weakness for many manufacturing businesses, accentuated by heightened weakness in our European business which is concentrated with Industrial and Automotive customers," said Ganesh Moorthy, President and Chief Executive Officer. "The 'green shoots' we saw in recent quarters have progressed unevenly
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Microchip Technology Reports
Second Quarter Fiscal 2025
Financial Results

with essentially flat sequential bookings, normalized cancellation rates and much higher expedite requests, which we believe are all positive signs for a potential bottom formation despite limited visibility."

Eric Bjornholt, Microchip's Chief Financial Officer, said, "Our September quarter results reflect continued customer destocking efforts and sluggish end-market demand. We are maintaining strong cost discipline and balance sheet management while taking actions to ensure operational readiness for the anticipated market recovery."

Rich Simoncic, Microchip's Chief Operating Officer, said, "Our Total System Solutions approach is driving strong execution and seeing growing adoption in AI-accelerated servers in the data center markets. Our PCIe switches, SSD controllers, CXL solutions, and associated power and timing products are key to continuing to strengthen our data center portfolio. With our expanding capabilities, we believe we are well-positioned to capitalize on opportunities in this growth market."

Mr. Moorthy concluded, "For the December quarter, we expect net sales between $1.025 billion and $1.095 billion. While substantial inventory destocking has occurred, we continue to face macro uncertainties in what is historically our seasonally weakest quarter. Our design-in momentum continues to remain strong, driven by our Total System Solutions strategy and key market megatrends."

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Microchip Technology Reports
Second Quarter Fiscal 2025
Financial Results

Third Quarter Fiscal Year 2025 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Microchip Consolidated Guidance
Net Sales	$1.025 to $1.095 billion
	GAAP	Non-GAAP Adjustments(1)	Non-GAAP(1)
Gross Profit	56.2% to 58.1%	$8.4 to $9.4 million	57.0% to 59.0%
Operating Expenses(2)	49.1% to 51.4%	$170.0 to $174.0 million	33.2% to 34.8%
Operating Income	4.8% to 9.1%	$178.4 to $183.4 million	22.2% to 25.8%
Other Expense, net	$69.3 to $69.7 million	($0.2) to $0.2 million	$69.5 million
Income Tax Provision	$1.0 to $13.0 million(3)	$12.6 to $21.1 million	$22.1 to $25.6 million(4)
Net Income (loss)	($21.1) to $16.5 million	$157.0 to $170.9 million	$135.9 to $187.4 million
Diluted Common Shares Outstanding	Approximately 537.3 to 543.0 million shares		Approximately 543.0 million shares
Earnings (Loss) per Diluted Share	($0.04) to $0.03	$0.29 to $0.32	$0.25 to $0.35
(1) See the "Use of Non-GAAP Financial Measures" section of this release for information regarding our non-GAAP guidance.
(2) We are not able to estimate the amount of certain Special Charges and Other, net that may be incurred during the quarter ending December 31, 2024. Therefore, our estimate of GAAP operating expenses excludes certain amounts that may be recognized as Special Charges and Other, net in the quarter ending December 31, 2024.
(3) The forecast for GAAP tax expense excludes any unexpected tax events that may occur during the quarter, as these amounts cannot be forecasted.
(4) Represents the expected cash tax rate for fiscal 2025, excluding any transition tax payments associated with the Tax Cuts and Jobs Act.

Capital expenditures for the quarter ending December 31, 2024 are expected to be about $20 million. Capital expenditures for all of fiscal 2025 are expected to be about $150 million. We are selectively adding capital equipment to maintain, grow and operate our internal manufacturing capabilities to support the expected growth of our business.

Under the GAAP revenue recognition standard, we are required to recognize revenue when control of the product changes from us to a customer or distributor. We focus our sales and marketing efforts on creating demand for our products in the end markets we serve and not on moving inventory into our distribution network. We also manage our manufacturing and supply chain operations, including our distributor relationships, towards the goal of having our products available at the time and location the end customer desires.

Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of share-based compensation, cybersecurity incident expenses, other manufacturing adjustments, expenses related to our acquisition activities (including intangible asset amortization, severance, and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, and losses on the
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Microchip Technology Reports
Second Quarter Fiscal 2025
Financial Results

settlement of debt. For the second quarters of fiscal 2025 and fiscal 2024, our non-GAAP income tax expense is presented based on projected cash taxes for the fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units, and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses, unusual or infrequent items, or other expenses related to transactions. Management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP operating expenses in dollars, including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP other expense, net, and non-GAAP income tax rate, which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses non-GAAP measures to manage and assess the profitability of our business and for compensation purposes. We also use our non-GAAP results when developing and monitoring our budgets and spending. Our determination of these non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using these non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

Generally, gross profit fluctuates over time, driven primarily by the mix of products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Financial Information"), and repurchases or issuances of shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the December 2024 quarter between $75 and $85 per share (however, we make no prediction as to what our actual share price
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Microchip Technology Reports
Second Quarter Fiscal 2025
Financial Results

will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).
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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts; unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
Net sales	$1,163.8	$2,254.3	$2,405.1	$4,542.9
Cost of sales	495.3	726.9	999.7	1,457.1
Gross profit	668.5	1,527.4	1,405.4	3,085.8

Research and development	240.7	292.6	482.4	591.1
Selling, general and administrative	157.0	196.6	307.5	400.2
Amortization of acquired intangible assets	122.7	151.4	245.7	302.9
Special charges and other, net	1.5	1.8	4.1	3.5
Operating expenses	521.9	642.4	1,039.7	1,297.7

Operating income	146.6	885.0	365.7	1,788.1

Other expense, net	(55.1)	(51.4)	(112.4)	(106.2)
Income before income taxes	91.5	833.6	253.3	1,681.9
Income tax provision	13.1	167.0	45.6	348.9
Net income	$78.4	$666.6	$207.7	$1,333.0

Basic net income per common share	$0.15	$1.23	$0.39	$2.45
Diluted net income per common share	$0.14	$1.21	$0.38	$2.42

Basic common shares outstanding	536.7	543.1	536.7	544.1
Diluted common shares outstanding	542.0	549.2	542.4	550.3

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited)

ASSETS
	September 30,	March 31,
	2024	2024
Cash and short-term investments	$286.1	$319.7
Accounts receivable, net	1,044.3	1,143.7
Inventories	1,339.6	1,316.0
Other current assets	235.5	233.6
Total current assets	2,905.5	3,013.0

Property, plant and equipment, net	1,171.2	1,194.6
Other assets	11,545.6	11,665.6
Total assets	$15,622.3	$15,873.2

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities	$1,339.4	$1,520.0
Current portion of long-term debt	1,946.3	999.4
Total current liabilities	3,285.7	2,519.4

Long-term debt	4,476.6	5,000.4
Long-term income tax payable	590.4	649.2
Long-term deferred tax liability	29.8	28.8
Other long-term liabilities	963.9	1,017.6

Stockholders' equity	6,275.9	6,657.8
Total liabilities and stockholders' equity	$15,622.3	$15,873.2

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions, except per share amounts and percentages; unaudited)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
Gross profit, as reported	$668.5	$1,527.4	$1,405.4	$3,085.8
Share-based compensation expense	4.3	7.4	10.9	14.2
Cybersecurity incident expenses	20.1	—	20.1	—
Non-GAAP gross profit	$692.9	$1,534.8	$1,436.4	$3,100.0
GAAP gross profit percentage	57.4%	67.8%	58.4%	67.9%
Non-GAAP gross profit percentage	59.5%	68.1%	59.7%	68.2%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
Research and development expenses, as reported	$240.7	$292.6	$482.4	$591.1
Share-based compensation expense	(26.9)	(23.7)	(50.2)	(46.6)
Other adjustments	—	(0.2)	—	(0.4)
Non-GAAP research and development expenses	$213.8	$268.7	$432.2	$544.1
GAAP research and development expenses as a percentage of net sales	20.7%	13.0%	20.1%	13.0%
Non-GAAP research and development expenses as a percentage of net sales	18.4%	11.9%	18.0%	12.0%

RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
Selling, general and administrative expenses, as reported	$157.0	$196.6	$307.5	$400.2
Share-based compensation expense	(15.1)	(14.3)	(29.2)	(29.1)
Cybersecurity incident expenses	(1.3)	—	(1.3)	—
Other adjustments	(2.1)	(0.6)	(3.4)	0.5
Professional services associated with certain legal matters	(0.2)	(0.3)	(0.7)	(0.8)
Non-GAAP selling, general and administrative expenses	$138.3	$181.4	$272.9	$370.8
GAAP selling, general and administrative expenses as a percentage of net sales	13.5%	8.7%	12.8%	8.8%
Non-GAAP selling, general and administrative expenses as a percentage of net sales	11.9%	8.0%	11.3%	8.2%

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RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
Operating expenses, as reported	$521.9	$642.4	$1,039.7	$1,297.7
Share-based compensation expense	(42.0)	(38.0)	(79.4)	(75.7)
Cybersecurity incident expenses	(1.3)	—	(1.3)	—
Other adjustments	(2.1)	(0.8)	(3.4)	0.1
Professional services associated with certain legal matters	(0.2)	(0.3)	(0.7)	(0.8)
Amortization of acquired intangible assets (1)	(122.7)	(151.4)	(245.7)	(302.9)
Special charges and other, net	(1.5)	(1.8)	(4.1)	(3.5)
Non-GAAP operating expenses	$352.1	$450.1	$705.1	$914.9
GAAP operating expenses as a percentage of net sales	44.8%	28.5%	43.2%	28.6%
Non-GAAP operating expenses as a percentage of net sales	30.3%	20.0%	29.3%	20.1%
(1) Amortization of acquired intangible assets consists of core and developed technology and customer-related acquired intangible assets in connection with business combinations. Such charges are excluded for purposes of calculating certain non-GAAP measures.

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
Operating income, as reported	$146.6	$885.0	$365.7	$1,788.1
Share-based compensation expense	46.3	45.4	90.3	89.9
Cybersecurity incident expenses	21.4	—	21.4	—
Other adjustments	2.1	0.8	3.4	(0.1)
Professional services associated with certain legal matters	0.2	0.3	0.7	0.8
Amortization of acquired intangible assets (1)	122.7	151.4	245.7	302.9
Special charges and other, net	1.5	1.8	4.1	3.5
Non-GAAP operating income	$340.8	$1,084.7	$731.3	$2,185.1
GAAP operating income as a percentage of net sales	12.6%	39.3%	15.2%	39.4%
Non-GAAP operating income as a percentage of net sales	29.3%	48.1%	30.4%	48.1%
(1) Amortization of acquired intangible assets consists of core and developed technology and customer-related acquired intangible assets in connection with business combinations. Such charges are excluded for purposes of calculating certain non-GAAP measures. The use of acquired intangible assets contributed to our revenues earned during the periods presented.

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
Other expense, net, as reported	$(55.1)	$(51.4)	$(112.4)	$(106.2)
Loss on settlement of debt	—	3.1	—	12.2
Loss on available-for-sale investments	1.8	—	1.8	—
Non-GAAP other expense, net	$(53.3)	$(48.3)	$(110.6)	$(94.0)
GAAP other expense, net, as a percentage of net sales	(4.7)%	(2.3)%	(4.7)%	(2.3)%
Non-GAAP other expense, net, as a percentage of net sales	(4.6)%	(2.1)%	(4.6)%	(2.1)%

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RECONCILIATION OF GAAP INCOME TAX PROVISION TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
Income tax provision as reported	$13.1	$167.0	$45.6	$348.9
Income tax rate, as reported	14.3%	20.0%	18.0%	20.7%
Other non-GAAP tax adjustment	24.2	(19.9)	35.0	(52.4)
Non-GAAP income tax provision	$37.3	$147.1	$80.6	$296.5
Non-GAAP income tax rate	13.0%	14.2%	13.0%	14.2%

RECONCILIATION OF GAAP NET INCOME AND GAAP DILUTED NET INCOME PER COMMON SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
Net income, as reported	$78.4	$666.6	$207.7	$1,333.0
Share-based compensation expense	46.3	45.4	90.3	89.9
Cybersecurity incident expenses	21.4	—	21.4	—
Other adjustments	2.1	0.8	3.4	(0.1)
Professional services associated with certain legal matters	0.2	0.3	0.7	0.8
Amortization of acquired intangible assets	122.7	151.4	245.7	302.9
Special charges and other, net	1.5	1.8	4.1	3.5
Loss on settlement of debt	—	3.1	—	12.2
Loss on available-for-sale investments	1.8	—	1.8	—
Other non-GAAP tax adjustment	(24.2)	19.9	(35.0)	52.4
Non-GAAP net income	$250.2	$889.3	$540.1	$1,794.6
GAAP net income as a percentage of net sales	6.7%	29.6%	8.6%	29.3%
Non-GAAP net income as a percentage of net sales	21.5%	39.4%	22.5%	39.5%
Diluted net income per common share, as reported	$0.14	$1.21	$0.38	$2.42
Non-GAAP diluted net income per common share	$0.46	$1.62	$1.00	$3.26
Diluted common shares outstanding, as reported	542.0	549.2	542.4	550.3
Diluted common shares outstanding non-GAAP	542.0	549.2	542.4	550.3

RECONCILIATION OF GAAP CASH FLOW FROM OPERATIONS TO FREE CASH FLOW

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
GAAP cash flow from operations, as reported	$43.6	$616.2	$420.7	$1,609.4
Capital expenditures	(20.8)	(74.4)	(93.7)	(185.5)
Free cash flow	$22.8	$541.8	$327.0	$1,423.9
GAAP cash flow from operations as a percentage of net sales	3.7%	27.3%	17.5%	35.4%
Free cash flow as a percentage of net sales	2.0%	24.0%	13.6%	31.3%
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Microchip Technology Reports
Second Quarter Fiscal 2025
Financial Results

Microchip will host a conference call today, November 5, 2024 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until November 26, 2024.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) on November 5, 2024 and will remain available until 5:00 p.m. (Eastern Time) on November 26, 2024. Interested parties may listen to the replay by dialing 201-612-7415/877-660-6853 and entering access code 13747161.

Cautionary Statement:

The statements in this release relating to continuing to navigate through an inventory correction, macro weakness for many manufacturing businesses, heightened weakness in our European business, that the green shoots we saw in recent quarters have progressed unevenly, our belief that these are all positive signs for a potential bottom formation despite limited visibility, that we are maintaining strong cost discipline and balance sheet management while taking actions to ensure operational readiness for the anticipated market recovery, that our Total System Solutions approach is driving strong execution and seeing growing adoption in AI-accelerated servers in the data center markets, that our PCIe switches, SSD controllers, CXL solutions, and associated power and timing products are key to continuing to strengthen our data center portfolio, that we believe we are well-positioned to capitalize on opportunities in this growth market, that for the December quarter we expect net sales between $1.025 billion and $1.095 billion, that we continue to face macro uncertainties in what is historically our seasonally weakest quarter, that our design-in momentum continues to remain strong, driven by our Total System Solutions strategy and key market megatrends, our third quarter fiscal 2025 guidance for net sales and GAAP and non-GAAP gross profit, operating expenses, operating income, other expense, net, income tax provision, net income, diluted common shares outstanding, earnings per diluted share, capital expenditures for the December 2024 quarter and for all of fiscal 2025, selectively adding capital equipment to maintain, grow and operate our internal manufacturing capabilities to support the expected growth of our business, our belief that non-GAAP measures are useful to investors and our assumed average stock price in the December 2024 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any continued uncertainty, fluctuations or weakness in the U.S. and world economies (including China and Europe) due to changes in interest rates, high inflation or the impact of the COVID-19 pandemic (including lock-downs in China), actions taken or which may be taken by the Biden administration or the U.S. Congress, monetary policy, political, geopolitical, trade or other issues in the U.S. or internationally (including the military conflicts in Ukraine-Russia and the Middle East and the outcome of the U.S. elections in November), further changes in demand or market acceptance of our products and the products of our customers and our ability to respond to any increases or decreases in market demand or customer requests to reschedule or cancel orders; the mix of inventory we hold, our ability to satisfy any short-term orders from our inventory and our ability to effectively manage our inventory levels; the impact that the CHIPS Act will have on increasing manufacturing capacity in our industry by providing incentives for us, our competitors and foundries to build new wafer manufacturing facilities or expand existing facilities; the amount and timing of any incentives we may receive under the CHIPS Act, the impact of current and future changes in U.S. corporate tax laws (including the Inflation Reduction Act of 2022 and the Tax Cuts and Jobs Act of 2017), foreign currency effects on our business;
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Microchip Technology Reports
Second Quarter Fiscal 2025
Financial Results

changes in utilization of our manufacturing capacity and our ability to effectively manage our production levels to meet any increases or decreases in market demand or any customer requests to reschedule or cancel orders; the impact of inflation on our business; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; our ability to realize the expected benefits of our long-term supply assurance program; changes or fluctuations in customer order patterns and seasonality; our ability to effectively manage our supply of wafers from third party wafer foundries to meet any decreases or increases in our needs and the cost of such wafers, our ability to obtain additional capacity from our suppliers to increase production to meet any future increases in market demand; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our acquisitions; the impact of any future significant acquisitions or strategic transactions we may make; the costs and outcome of any current or future litigation or other matters involving our acquisitions (including the acquired business, intellectual property, customers, or other issues); the costs and outcome of any current or future tax audit or investigation regarding our business or our acquired businesses; fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this November 5, 2024 press release, or to reflect the occurrence of unanticipated events.
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Microchip Technology Reports
Second Quarter Fiscal 2025
Financial Results

About Microchip:

Microchip Technology Incorporated is a leading provider of smart, connected and secure embedded control solutions. Its easy-to-use development tools and comprehensive product portfolio enable customers to create optimal designs, which reduce risk while lowering total system cost and time to market. Our solutions serve approximately 116,000 customers across the industrial, automotive, consumer, aerospace and defense, communications and computing markets. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo are registered trademarks of Microchip Technology Incorporated in the U.S.A. and other countries. All other trademarks mentioned herein are the property of their respective companies.

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